UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd.
Floor 18 Suite 164
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 27, 2026, XCF Global, Inc. (“XCF Global”) filed a preliminary proxy statement, pursuant to that certain business combination agreement dated as of April 13, 2026 (the “Business Combination Agreement”), by and among XCF Global, DevvStream Corp., an Alberta corporation, Southern Energy Renewables Inc., a Louisiana corporation, DevvStream Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of XCF Global and Southern Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of XCF Global, in connection with a special meeting of stockholders (the “Special Meeting”) to vote on the approval and adoption of the following proposals:

1.	Proposal No. 1 — XCF Global Authorized Stock Increase Proposal: To increase the number of shares of XCF Global Class A common stock, par value $0.0001 per share (the “XCF Global Common Stock”) that XCF Global is authorized to issue from 500,000,000 to 1,700,000,000;

2.	Proposal No. 2 — XCF Global Stock Issuance Proposal: To vote on a proposal to approve, in accordance with Nasdaq Listing Rules 5635(a), (b) and (d), the potential issuance of 19.99% or more of XCF Global’s issued and outstanding XCF Global Common Stock, constituting the stock consideration to be issued pursuant to the Business Combination Agreement;

3.	Proposal No. 3 — XCF Global Director Election Proposal: To elect seven directors, effective as of the effective time of the business combination contemplated by the Business Combination Agreement, to serve on the board of directors of the post-closing company until their respective successors are duly elected and qualified or until such directors’ earlier death, resignation or removal;

4.	Proposal No. 4 — XCF Global 2025 Equity Incentive Plan Increase Proposal: To approve the increase of the number of shares of XCF Global Common Stock reserved for issuance under the XCF Global 2025 Equity Incentive Plan from 14,557,181 to 80,000,000; and

5.	Proposal No. 5 — XCF Global Adjournment Proposal: To vote on a proposal to authorize an adjournment of the XCF Global Special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the XCF Global Stock Issuance Proposal.

The XCF Global board of directors has established July 29, 2026 as the record date for the Special Meeting. Stockholders of record of XCF Global as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

Additional Information

Nothing in the foregoing communication shall constitute a solicitation to buy or an offer to sell any of XCF Global’s securities. XCF Global’s stockholders and other investors are urged to read the proxy statement (a preliminary filing of which has been made with the Securities and Exchange Commission (the “SEC”)) because it will contain important information relating to the foregoing. Copies of XCF Global’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov).

Participants in a Solicitation

The directors and executive officers of XCF Global and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals to be voted on at the Special Meeting. Information regarding the directors and executive officers of XCF Global is available in its preliminary proxy statement, which was filed with the SEC on July 27, 2026. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the proposed transaction (a preliminary filing of which has been made with the SEC). Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

Dated: July 27, 2026	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer

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